Exhibit 10.5 (d)

Addendum to Lease

Between NZ Properties, Inc., an Arizona Corporation, Lessor and Neltec, Inc., a Delaware Corporation, a wholly owned subsidiary of Park Electrochemical Corp., Lessee, dated December 12, 1990, (the "Lease")

1. **Term:** The term of this lease shall be extended for an additional sixty months (60) months commencing on June 1, 2011 and ending on May 31, 2016. The terms and conditions for such renewal shall be the same as those contained in the Lease except that the rental shall be adjusted as set forth in paragraph 2.

2. **Rental and Rental Adjustments:** the monthly rent shall be as follows:

Period	Monthly Rental
June 1, 2011 through May 31, 2012	$14,405.04 plus tax ($.38 psf)
June 1, 2012 through May 31, 2013	$15,163.20 plus tax ($.40 psf)
June 1, 2013 through May 31, 2014	$15,921.36 plus tax ($.42 psf)
June 1, 2014 through May 31, 2015	$16,679.52 plus tax ($.44 psf)
June 1, 2015 through May 31, 2016	$17,437.68 plus tax ($.46 psf)

3. **Options to Renew:** So long as Lessee is not in material default of the Lease and, as consideration of Lessee's payment of rent, Lessee shall have three (3) five (5) year options to renew this Lease which shall commence consecutively with the termination of this lease term. The terms and conditions for such renewal periods shall be the same as those contained in the Lease except that the rental shall be adjusted on the first, twentieth and fortieth month of each renewal period. The monthly rental shall be adjusted by a percentage equal to the percentage change in the All Urban Consumer Price Index (CPI-U) as compiled and published monthly by the U.S. Department of Labor by using May, 2015 as the base period. No such adjustment shall be greater than 6% per annum increase or less than that rental for the preceding month. To exercise each option to renew, Lessee shall provide Lessor with a minimum of 120 days

advanced written notice prior to the termination date of the current lease term or extension period.

LESSOR:

12th Place, LLC

Randall E Blum 2-28-11

Randall E Blum

Manager

LESSEE:

Neltec, Inc., a wholly owned subsidiary of Park Electrochemical Corp.

Thomas B. Steele 2/28/11

Thomas B. Steele

Vice President and General Manager